Securities and Exchange Commission
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): March 14, 1997



                       SCHERER HEALTHCARE, INC.
        (Exact name of registrant as specified in its charter)

         Delaware             0-105552            59-0688813

      (State or other     (Commission file      (IRS Employer
      jurisdiction of         number)        Identification No.)
      incorporation)




   2859 Paces Ferry Road, Suite 300, Atlanta, Georgia     30339
        (Address of principal executive offices)        (ZIP Code)



                            (770) 333-0066
         (Registrant's telephone number, including area code)




                            Not Applicable
     (Former name or former address, if changed since last report)



   Item 5.  Other Events.

             On March 14, 1997, Scherer Healthcare, Inc. ("Scherer Healthcare") announced that its majority owned subsidiary, Marquest Medical Products, Inc. ("Marquest"), had entered into a definitive merger agreement with Vital Signs, Inc. ("Vital Signs"), pursuant to which Marquest would become a wholly-owned subsidiary of Vital Signs in a cash merger. Concurrently, Scherer Healthcare entered into an agreement with Vital signs to sell, for cash, certain product rights previously sold by Marquest to Scherer Healthcare. Vital Signs also entered into an inducement agreement with Robert P. Scherer, Jr., Scherer Healthcare's principal shareholder and Chairman and Chief Executive Officer and Marquest's Chairman and Chief Executive Officer. The agreements with Scherer Healthcare and Mr. Scherer also contain certain non-competition agreements. The transactions are subject to approval by Marquest's and Scherer Healthcare's shareholders and other customary conditions. The foregoing summary is qualified in its entirety by reference to Scherer Healthcare's press release dated March 14, 1997, the Agreement and Plan of Merger by and among Marquest, Vital Signs, and a wholly owned subsidiary of Vital Signs, the Scherer Healthcare Inducement Agreement, and the Robert Scherer Inducement Agreement, all of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by this reference.


   Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


   (c) Exhibits. See Index to Exhibits incorporated herein in its entirety by this reference.



                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SCHERER HEALTHCARE, INC.
                                      (Registrant)


        DATED: March 21, 1997         /s/ Robert P. Scherer, Jr.
                                      By: Robert P. Scherer, Jr.
                                      Title: Chairman and Chief
                                      Executive Officer





                           INDEX TO EXHIBITS

   2.1 Agreement and Plan of Merger, dated March 14, 1997, by and between Marquest Medical Products, Inc., Vital Signs, Inc. and VSI Acquisition Corporation.

   2.2  Scherer Healthcare Inducement Agreement, dated March 14,
        1997, by and between the registrant, Vital Signs, Inc. and Marquest Medical Products, Inc.

   99.1 Press Release of the Company dated March 14, 1997

   99.2 Robert Scherer Inducement Agreement, dated March 14, 1997, by and between Robert P. Scherer, Jr. and Vital Signs, Inc.